STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made and entered into as of July 19, 2000, by Chordiant Software, Inc., a Delaware corporation ("Chordiant"), White Spider Software, Inc., a Delaware corporation (the "Company"), and the persons whose names are set forth on Exhibit A to this Agreement (collectively, the "Sellers"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

Recitals

  Each Seller owns the number of issued and outstanding shares (collectively, the "Shares") of the capital stock of the Company set forth opposite such Seller's name on Exhibit A hereto, which Shares in the aggregate represent all the issued and outstanding shares of the Company's capital stock; and

  The Sellers desire to sell, and Chordiant desires to purchase, all of the issued and outstanding shares of the Company for the consideration and on the terms set forth in this Agreement.

  Agreement

  The parties to this Agreement, intending to be legally bound, agree as follows:

    Sale And Transfer Of Shares; Closing.

      Shares. Subject to the terms and conditions of this Agreement, at the closing of the sale of the Shares to Chordiant (the "Closing"), the Sellers will sell and transfer the Shares to Chordiant, and Chordiant will purchase the Shares from the Sellers.

      Consideration. The aggregate consideration for the sale of the Shares and the assumption by Chordiant of the Company Options (as defined in Section 1.4 below), shall be such number of shares of Chordiant Common Stock as is equal to $6,000,000 divided by the Chordiant Designated Stock Price (the "Consideration Shares"), allocated among the Shares in accordance with Section 1.3 below and among the Employee Stock Options in accordance with Section 1.4 below.

      Conversion of Shares. Each Share shall be exchanged for the Applicable Fraction of a share of Chordiant Common Stock. The Applicable Fraction shall be the fraction: (A) having a numerator equal to the number of Consideration Shares calculated in accordance with Section 1.2 above, and (B) having a denominator equal to 6,438,290.

      Employee Stock Options. Each stock option that is outstanding under the Company's 2000 Stock Incentive Plan, complete details of which are set forth on Exhibit C, whether vested or unvested (a "Company Option"), shall be assumed by Chordiant in accordance with the terms (as in effect at the date of this Agreement) of the Company's 2000 Stock Incentive Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Chordiant Common Stock, and:

        each Company Option assumed by Chordiant may be exercised solely for shares of Chordiant Common Stock;

        the number of shares of Chordiant Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Closing multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Chordiant Common Stock;

        the per share exercise price for the Chordiant Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Closing, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent; and

        all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Chordiant after the Closing.

      The Company and Chordiant shall take all action that may be necessary (under the Company's 2000 Stock Incentive Plan and otherwise) to effectuate the provisions of this Section 1.4. Following the Closing, Chordiant will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Chordiant Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Chordiant Common Stock issuable upon exercise of such assumed Company Option.

      Sellers' Agent. Each Seller hereby irrevocably designates and appoints James D. St. Jean to act and serve as the "Seller Agent" hereunder for all purposes. The Seller Agent shall be solely authorized and empowered to take all action required of the Sellers hereunder or under the Escrow Agreement including, without limitation, granting or withholding consents, taking action pertaining to the Escrow Agreement and indemnification in connection with any post closing matters. Chordiant shall be entitled to deal exclusively with the Sellers' Agent. The Sellers' Agent shall have full authority to take all action necessary to complete the Closing. The Sellers' Agent shall be indemnified and held harmless by the Sellers from all loss, costs, liability, expense and damage that he may incur in connection with performing hereunder unless he shall have acted in bad faith. Upon the death, disability or resignation of the Sellers' Agent, a replacement shall be designated by the holders of at least a majority in interest of the Shares issued prior to the Closing (other than James D. St. Jean). The Sellers' Agent represents and warrants that he has full and lawful authority to execute and deliver this Agreement and to perform all actions contemplated hereby (and by the Escrow Agreement) on behalf of each Seller including, without limitation, the delivery of Shares on behalf of each Seller, the receipt and disbursement of all or any part of the consideration for the Shares, waiver or amendment of this Agreement and any related or ancillary agreement or document. The Sellers' Agent shall deliver to Chordiant such evidence as Chordiant may reasonably request to support the representations and warranties in this Section 1.5.

      Closing. The Closing shall take place at the offices of Chordiant's counsel at 3175 Hanover Street, Palo Alto, CA immediately following the execution and delivery of this Agreement. For purposes of this Agreement, "Closing Date" shall mean the date of this Agreement. Subject to the provisions of Section 4, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. At the Closing:

        The Sellers and the Company shall deliver to Chordiant:

          certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Chordiant;

          general releases in the form of Exhibit D executed by the Sellers (collectively, "Sellers' Releases");

          offer letters in Chordiant's customary form, executed by Mr. J.D. St. Jean, Mr. T. Flanders and Ms. A. Rohe (collectively, "Offer Letters");

          stock restriction agreements in the form of Exhibit E, executed by Mr. J. St Jean, Mr. T. Flanders and Ms. A Rohe (collectively, "Stock Restriction Agreements").

          noncompetition agreements in the form of Exhibit F executed by Mr. J.D. St. Jean, Mr. T. Flanders and Ms. A. Rohe (collectively, the "Noncompetition Agreements"); and

          confidential information and assignment agreements, reasonably satisfactory in form and content to Chordiant, executed by all employees of the Company who have not already signed such agreements;

          an escrow agreement in the form of Exhibit G executed by the Sellers' Agent and the Escrow Agent named therein (the "Escrow Agreement");

          subordinated registration rights agreements in the form of Exhibit H executed by the Sellers (collectively, "Subordinated Registration Rights Agreements");

          resignations of the officers and directors of the Company from their respective positions as such and the appointment of Steven R. Springsteel as a director, and chief executive officer and treasurer, with effect from the Closing;

          the Stockholder Representation Letters referred to in Section 2.24; and

          a FIRPTA statement in form reasonably satisfactory to Chordiant, executed by the Company.

        Chordiant shall deliver to the Sellers:

          At or as soon as reasonably practicable after the Closing Date, and upon receipt of the documents set forth in Section 1.6(a)(i) from each Seller entitled to receive shares of Chordiant Common Stock pursuant to Section 1.2 above, Chordiant shall deliver to the Sellers' Agent a certificate representing the number of whole shares of Chordiant Common Stock that each Seller is entitled to receive, provided that, the number of shares set forth in the third column of Exhibit A shall be delivered by Chordiant to the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement and further provided, that the provisions of Section 1.7 below shall apply to all such shares of Chordiant Common Stock;

          the Offer Letters, executed by Chordiant;

          the Stock Restriction Agreements, executed by Chordiant;

          the Noncompetition Agreements, executed by Chordiant;

          the Escrow Agreement, executed by Chordiant; and

          the Subordinated Registration Rights Agreements, executed by Chordiant.

        As promptly as practicable after the Closing, each party to this Agreement (i) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (ii) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement, to the extent any such Consent shall not have been obtained prior to the Closing.

      Further Provisions Relating to Chordiant Common Stock. No dividends or other distributions declared or made with respect to the Consideration Shares with a record date after the Closing shall be paid to the holder of any unsurrendered Company Common Stock certificate with respect to the Consideration Shares represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Common Stock certificate in accordance with Section 1.6(b)(i) (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment). No fractional shares of Chordiant Common Stock shall be issued and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Chordiant Common Stock (after aggregating all fractional shares of Chordiant Common Stock issuable to such holder) shall, upon surrender of such holder's Company Common Stock certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Chordiant Designated Stock Price. Chordiant shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Seller pursuant to this Agreement such amounts as Chordiant or the Company may be required to deduct or withhold therefrom under Section 1445 of the Code, with respect to cash payments made in lieu of fractional shares of Chordiant Common Stock or under any similar provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Neither Chordiant nor the Company shall be liable to any Seller for any Consideration Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. Subject to the provisions of the Subordinated Registration Rights Agreements, Chordiant shall not be obliged to file a registration statement with the SEC with respect to the Consideration Shares. The Consideration Shares shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

      Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of Chordiant Common Stock to the public without registration, Chordiant agrees to use its reasonable efforts to:

        Make and keep public information regarding Chordiant available as those terms are understood and defined in Rule 144 under the Securities Act;

        File with the SEC in a timely manner all reports and other documents required of Chordiant under the Securities Act and the Exchange Act; and

        So long as the Sellers own Chordiant Common Stock, furnish to such shareholders forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Chordiant, and such other reports and documents so filed as such shareholders may reasonably request in availing themselves of any rule or regulation of the SEC allowing a shareholder to sell shares of Chordiant Common Stock without registration.

      Tax Consequences. For federal income tax purposes, the sale and purchase of the Shares is intended to constitute a reorganization within the meaning of Section 368(a) of the Code.

    Representations and Warranties of the Sellers and the Company.

    The Sellers and the Company represent and warrant to and for the benefit of Chordiant as follows:

      Due Organization; Subsidiaries; Etc.

        The Company is a corporation duly organized, and is validly existing and in good standing under the laws of Delaware and has full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

        Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than "White Spider Software, Inc."

        Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has never been required to be qualified, authorized, registered or licensed to do business as a foreign corporation under any jurisdiction.

        Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

        The Company does not own any equity interests in any Entity, and except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in any Entity.

      Certificate of Incorporation and Bylaws; Records. The Company has delivered to Chordiant accurate and complete copies of: (1) the Company's Certificate of incorporation and bylaws, including all amendments thereto (the "Incorporation Documents"); (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders, the board of directors and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders, board of directors, or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has been no violation of any of the provisions of the Incorporation Documents of the Company, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

      Capitalization, Etc.

        The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock (par value $.01), of which 4,728,290 shares have been issued and are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. As of the date of this Agreement, the outstanding shares of Company Common Stock are held by the Sellers with the addresses of record and in the amounts set forth on Exhibit A. Part 2.3 of the Disclosure Schedule also provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

        Each Seller has, and Chordiant will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances.

        The Company has reserved 2,000,000 shares of Company Common Stock for issuance under its 2000 Stock Incentive Plan, of which options to purchase 1,710,000 shares are currently outstanding. Exhibit C accurately sets forth, with respect to each Company Option that is currently outstanding: (i) the name of the holder; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

        Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Sellers, any condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

        Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

      Financial Statements.

        The Company has delivered to Chordiant the following financial statements and notes (collectively, the "Company Financial Statements"):

          the un-audited balance sheets of the Company as of December 31, 1998 and 1999, and the related un-audited income statements; and

          the unaudited balance sheet of the Company, as of June 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the six (6) months then ended.

        Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations for the periods covered thereby. Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which are not reasonably expected to be, individually or in the aggregate, material in magnitude).

      Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since June 30, 2000:

        there has not been any material adverse change in the Company' business, condition (financial or otherwise), assets, liabilities, operations or financial performance and, to the best of the knowledge of the Sellers, no event has occurred that could reasonably be expected to, have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Company;

        there has not been any material loss, damage or destruction to, or any material interruption in the use of, the Company's material assets (whether or not covered by insurance);

        the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of their respective capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

        the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

        the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 2000 Stock Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

        there has been no amendment to the Incorporation Documents, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

        the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since June 30, 2000, exceeds $10,000;

        the Company has not (i) entered into, or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

        the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

        the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

        the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

        the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

        the Company has not changed any of its methods of accounting or material accounting practices in any respect;

        the Company has not made any Tax election;

        the Company has not commenced or settled any Legal Proceeding;

        the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

        the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)".

      Title to Assets.

        The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

        Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

      Bank Accounts; Receivables.

        Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account or credit line maintained by or for the benefit of the Company at any bank or other financial institution (i) the name and location of the institution; (ii) the name in which the account or credit line is maintained and the account number and current balance in such account or owed under such credit line; (iii) the names of all individuals authorized to draw on or make withdrawals from such account or borrow against such credit line.

        Part 2.7 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of June 30, 2000. All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and are collectable in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $10,000 in the aggregate).

      Equipment; Leasehold.

        All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, and are in good condition and repair (ordinary wear and tear excepted).

        The Company does not own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.10 of the Disclosure Schedule.

      Proprietary Assets.

        Part 2.9(a)(i) of the Disclosure Schedule sets forth a brief description and identifies the jurisdictions covered by any applicable registration or application for registration with respect to each trademark, trade name, service mark, service name, patent, patent application and registered copyright owned by the Company. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each trademark, trade name, service mark, service name, patent and patent application licensed to the Company by any Person (except for any trademark, trade name, service mark, service name, patent and patent application that is licensed to the Company under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such trademark, trade name, service mark, service name, patent and patent application is being licensed to the Company. Except as set forth in Part 2.9(a)(iii) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Part 2.9(a)(i) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(ii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights. The Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of any Company Proprietary Asset.

        The Company has taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure or Company Proprietary Assets that are trade secrets) and otherwise to maintain and protect the value of all material Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any material Company Proprietary Asset.

        Except as disclosed on Part 2.9(c) of the Disclosure Schedule, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or, except as set forth in Part 2.9(c) of the Disclosure Schedule, received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company and the Sellers, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

        Except as set forth in Part 2.9(e) of the Disclosure Schedule, the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and except as set forth in Part 2.9(e), the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

        Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current and former employees of the Company have executed and delivered to the Company agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially the same in all material respects as to the form of (i) the Invention and Non-Disclosure Agreement and (ii) the Confidentiality Agreement - Non-Disclosure; Non-Competition; Non-Circumvention; previously delivered to Chordiant, and all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially the same in all material respects as to the form of the Non-disclosure agreement for Contract Employees previously delivered to Chordiant.

        Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door", "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

      Contracts.

        Part 2.10(a) of the Disclosure Schedule identifies:

          each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

          each Company Contract relating to the voting and any other rights or obligations of shareholders of the Company;

          each Company Contract relating to the merger, consolidation, reorganization or any similar transaction with respect to the Company;

          each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

          each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          each Company Contract imposing any restriction on the Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

          each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          each Company Contract regarding the acquisition, issuance or transfer of any securities and each Company Contract affecting or dealing with any securities of the Company including, without limitation, any restricted stock agreements or escrow agreements;

          each Company Contract which provides for indemnification of any officer, director, employee or agent;

          each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

          each Company Contract involving or incorporating any loan, guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

          each Company Contract related to or regarding the performance of consulting, advisory or other services or work of any type to any third party;

          each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

          any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

        (Contracts in the respective categories described in clauses "(i)" through "(xv)" above are referred to in this Agreement as "Material Contracts.")

        The Company has delivered or made available to Chordiant accurate and complete copies of all Material Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Except as set forth in Part 2.10(b) of the Disclosure Schedule, each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Except as set forth in Part 2.10(c) of the Disclosure Schedule:

          the Company has not violated or breached in any material respect, or committed any material default under, any Material Contract, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Material Contract which remains uncured;

          to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

          the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

          the Company has not waived any of its respective material rights under any Material Contract.

      Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since June 30, 2000 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule that are expressly set forth and identifiable by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

      Compliance with Legal Requirements. The Company is, and has at all times since July 20, 1998 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a material adverse effect on the Company. Since July 20, 1998 the Company has not received any written notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

      Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered or made available to Chordiant accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since July 20, 1998 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since July 20, 1998 the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

      Tax Matters.

        Except as set forth in Part 2.14 of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Chordiant accurate and complete copies of all Company Returns filed since July 20, 1998. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. All Taxes incurred since the date of the Unaudited Interim Balance Sheet have been incurred in the ordinary course of business. Except as set forth in Part 2.14 of the Disclosure Schedule, no Company Return relating to Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax. There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not , nor has it been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract.

      Employee and Labor Matters; Benefit Plans.

        Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee").

        Except as set forth in Part 2.15(b) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to and, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan for the benefit of Employees or former Employees (a "Pension Plan").

        The Company maintains, sponsors or contributes only to those employee welfare benefit plans for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans").

        With respect to each Pension Plan or Welfare Plan, the Company has delivered or made available to Chordiant: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of all reports, summary plan descriptions, material written employee communications, trust or other funding agreements, financial statements and Contracts relating to or with respect to such Plan for the past two (2) years.

        The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law or for administrative changes) in a manner that would materially affect any Employee.

        Except as set forth in Part 2.15(f) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law; (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

        Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

        Except as disclosed in Part 2.15(h) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

        Part 2.15(i) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as set forth in Part 2.15(i) of the Disclosure Schedule, all of the Company's employees are "at will" employees.

        The Company has good labor relations with its employees and the Company has not been informed that any of its employees presently intends to terminate his or her employment.

      Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.); and (ii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

      Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Chordiant accurate and complete copies of each such insurance policy. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since July 20, 1998 the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

      Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule, since July 20, 1998: (a) No Related Party has, and no Related Party has had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing or involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each stockholder of the Company; (ii) each individual who is, or who has at any time since inception been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and " (ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

      Legal Proceedings; Orders.

        Except as set forth in Part 2.19(a), there is no pending Legal Proceeding, and no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Sellers, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

        There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. The Sellers are not subject to any order, writ, injunction, judgment or decree that relates to the Company or to any of the assets owned or used by the Company.

      Authority; Binding Nature of Agreement. The Sellers have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement and the Transactional Agreements to which each Seller is a party. This Agreement and the Transactional Agreements to which each Seller is a party have been duly and validly executed by such Seller and constitute the legal, valid and binding obligations of each such Seller, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, board of directors or any committee of the Company's board of directors;

        contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

        contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

        contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

        result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

      The Company is not and or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body or any industry regulatory body in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the transactions contemplated by this Agreement, other than Consents, the failure of which to obtain, would not have a material adverse affect on the Company.

      Full Disclosure. This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) to the knowledge of the Company, omit to state any material fact necessary in order to make the representations, warranties and information contained herein (in light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

      No Brokers. Except as set forth in Part 2.23 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

      Stockholder Representation Letters. Prior to the execution and delivery of this Agreement, each Seller executed and delivered to Chordiant a Stockholder Representation Letter in the form of Exhibit I attached hereto. Each of the representations and acknowledgements made by each Seller in the Stockholder Representation Letter are true and correct in all respects (provided, however, that no Seller shall be liable for a breach of this representation with respect to a Stockholder Representation Letter executed and delivered by any other Seller).

    Representations And Warranties Of Buyer.

    Chordiant represents and warrants to the Sellers as follows:

      Organization and Good Standing. Chordiant is a corporation duly organized, and is validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business in the manner in which its business is currently conducted.

      Authority; No Conflict.

        This Agreement constitutes the legal, valid, and binding obligation of Chordiant, enforceable against Chordiant in accordance with its terms. Upon the execution and delivery by Chordiant of Transactional Agreements to which Chordiant is a party (collectively, the "Chordiant's Closing Documents"), Chordiant's Closing Documents will constitute the legal, valid, and binding obligations of Chordiant, enforceable against Chordiant in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Chordiant has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Chordiant's Closing Documents and to perform its obligations under this Agreement and Chordiant's Closing Documents.

        Neither the execution and delivery by Chordiant of this Agreement or the transactional Documents to which Chordiant is a party, nor the consummation of any of the transactions contemplated hereunder by Chordiant will:

          Contravene, conflict with or result in a violation of any provision of Chordiant's Incorporation Documents; or

          Contravene, conflict with or result in a violation of any resolution adopted by the board of directors or the stockholders of Chordiant.

      SEC Filings; Financial Statements.

        Chordiant has made available to the Sellers accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Chordiant with the SEC between December 6, 1999 and the date of this Agreement (the "Chordiant SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Chordiant SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Chordiant SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        The consolidated financial statements contained in the Chordiant SEC Documents: (i) complied as of the date of filing of such Chordiant SEC Documents to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of Chordiant and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Chordiant and its subsidiaries for the periods covered thereby.

      Chordiant Common Stock. The Chordiant Common Stock to be issued to the Sellers pursuant to Section 1.6 above will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Subject to the accuracy of the representations and acknowledgements made by the Sellers in the Stockholder Representation Letters, the issuance of the Chordiant Common Stock to the Sellers is exempt from registration under applicable federal and state securities law.

      Brokers or Finders. Chordiant and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Sellers harmless from any such payment alleged to be due by or through Chordiant as a result of the action of Chordiant or its officers or agents.

      Representations and Warranties Relating to Qualification of Transaction as a Tax-Free Reorganization.

        Chordiant (i) is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no plan or intention to liquidate the Company or to merge the company with or into any other corporation or entity, or to sell or otherwise dispose of the shares of the Company which Chordiant will acquire in the transactions contemplated herein, or to cause the Company to sell or otherwise dispose of any of its assets, all except in the ordinary course of business or if such liquidation, merger, or disposition is described in Section 368(a)(2)(C) or Treasury Regulation 1.368-1(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Closing, to issue any additional shares of stock of the Company or to create any new class of stock of the Company.

        Chordiant has no plan or intention to reacquire any of the Consideration Shares.

        Following the transactions contemplated herein, Chordiant will cause the Company to continue its historic business or use a significant portion of its historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

        Chordiant has no plan or intention to cause the Company to issue additional shares of its stock, to create any new class of stock of the Company, or to take any other action that would result in Chordiant losing control of the Company within the meaning of Section 368(c) of the Code.

        None of Chordiant, any person related to Chordiant within the meaning of Treasury Regulation Section 1.368-1(e)(3), or any partnership of which Chordiant or a related person is a partner has any plan or intention to acquire any Consideration Shares received by any Seller in the transactions contemplated herein.

    Indemnification; Etc..

      Survival of Representations, Etc.

        Except with respect to the representations and warranties made by the parties hereto: (i) in Sections 2.3, 2.20, 2.21 and 3.2, which shall survive indefinitely, and (ii) in Section 2.14, which shall survive until one year after any applicable statute of limitations pertaining to any federal, state, local or foreign Tax (the "Tax Termination Date"), the representations and warranties made by the parties hereto shall survive the Closing and shall remain in full force and effect and shall survive for a period of one year after the date hereof (the "Termination Date"), provided, however, that if, at any time prior to (x) the Tax Termination Date, with respect to a notice in respect of Section 2.14, or (y) the Termination Date, with respect to a notice in respect of all other representations and warranties made herein other than as provided in (i) above, which may be delivered at any time, any Chordiant Indemnitee or Seller Indemnitee, acting in good faith, delivers to the indemnifying party hereunder a written notice alleging the existence of an inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date or the Tax Termination Date, as appropriate, until such time as such claim is fully and finally resolved.

        For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Sellers and the Company.

      Indemnification by the Sellers.

        The Sellers, severally and not jointly, shall hold harmless and indemnify each of the Chordiant Indemnitees from and against, and shall compensate and reimburse each of the Chordiant Indemnitees for, any Damages which are suffered or incurred by any of the Chordiant Indemnitees or to which any of the Chordiant Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Disclosure Schedule) or elsewhere herein; (ii) any breach of any covenant or obligation of any of the Sellers or the Company; (iii) any fact, matter or circumstance set forth on Part 2.3(a) of the Disclosure Schedule, or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 4).

        The Sellers acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then Chordiant shall also be deemed, by virtue of its ownership of the stock of the Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

      Indemnification by Chordiant. Chordiant shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages which are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject (regardless of whether or not such Damages related to any third party claim) and which arise from or as a result of, or are connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3; (ii) any breach of any covenant or obligation of Chordiant in this Agreement, or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Seller for the purpose of enforcing any of its rights under this Section 4).

      Threshold. In the absence of fraud or intentional misrepresentation, neither the Seller nor Chordiant shall be required to make any indemnification payment pursuant to this Section 4 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) claimed by the Chordiant Indemnitees on the one hand, and the Seller Indemnitees, on the other hand, exceeds $50,000 in the aggregate (the "Threshold Amount"), in which case the indemnifying party shall be responsible for all Damages from the first dollar of Damages suffered or incurred by such Indemnitee. The Threshold Amount shall not apply to, and every dollar of Damages shall be indemnifiable for claims for indemnification arising out of breaches of any representation or warranty made in Sections 2.3, 2.20, 2.21 and 3.2.

      Satisfaction of Indemnification Claim. Except in the case of (i) fraud or intentional misrepresentation, or (ii) breaches of any representation or warranty made in Sections 2.3, 2.20 or 2.21, satisfaction of any liability (for indemnification or otherwise) by the Sellers to any Chordiant Indemnitee under this Section 4 shall occur solely from the shares held in the escrow account pursuant to the Escrow Agreement.

      No Contribution. Each Seller waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

      Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding with respect to which any Seller Indemnitee or any Chordiant Indemnitee may seek indemnification pursuant to this Section 4, the following shall apply:

        Such indemnifying party shall promptly notify the Chordiant Indemnitee or the Seller Indemnitee, as the case may be, in writing of such claim or Legal Proceeding. The failure of the indemnifying party to so notify the Chordiant Indemnitee or the Seller Indemnitee, as appropriate (in this Section 4.7, the "Indemnitee") shall not relieve such indemnifying party of any indemnification obligation hereunder, except to the extent such failure prejudices the defense of such Legal Proceeding.

        The indemnifying party shall be entitled to participate in such claim or Legal Proceeding and to assume the defense thereof if they give written notice to the Indemnitee indicating that they intend to undertake such defense within fifteen (15) days of receipt of the written notice in Section 4.8(a). The indemnifying party shall conduct the defense of such claim or Legal Proceeding actively and diligently with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall, in its sole discretion, have the right at its cost and expense to employ separate counsel in any such action and to participate in the defense thereof. The indemnifying party shall keep the Indemnitee informed of all material developments and events relating to such claim or Legal Proceeding. The Indemnitee shall fully cooperate with the indemnifying party and their counsel in the defense of any such claim or demand, and no compromise or settlement of such claim may be effected without the consent of the Indemnitee (which shall not be unreasonably withheld or delayed). The Indemnitee shall not compromise or settle any claim or Legal Proceeding for which it is entitled to indemnification under this Agreement without the prior written consent of the indemnifying party (which shall not be unreasonably withheld or delayed).

        If the indemnifying party does not give notice to the Indemnitee of its election to assume the defense of such proceeding, or if the Indemnitee determines in good faith that there is a reasonable probability that a proceeding may adversely affect it in a material manner other than as a result of monetary damages for which it would be entitled to indemnification hereunder, then the Indemnitee shall have the right to undertake the defense, compromise or settlement of such claim at the expense of the indemnifying party. The indemnifying party may elect to participate in such proceedings, negotiations or defense at any time at its cost and expense.

    General Provisions.

      Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereunder, including all fees and expenses of agents, representatives, counsel, and accountants. The Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement except for professional fees not in excess of $75,000.

      Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereunder will be issued, if at all, at such time and in such manner as Chordiant determines. The Sellers and Chordiant will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of this Agreement and the transactions contemplated hereunder, and Chordiant will have the right to be present for any such communication.

      Notices. All notices, consents, waivers, and other communications delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

      If to Chordiant:

      Chordiant Software, Inc.

      20400 Stevens Creek Blvd.

      Suite 400

      Cupertino, CA 94014

      Attention: Director of Legal Affairs

      Facsimile: (408) 517-0270

      With a copy to: Vice President, Business Development

      If to the Sellers:

      James St. Jean

      P.O. Box 282

      487 Scoby Road

      Francestown, NH 03043

      Facsimile: (603) 547-9990

      With a copy to:

      Jeffrey A. Stein

      Hale and Dorr LLP

      60 State Street

      Boston, MA 02109

      If to the Company:

      James St. Jean

      c/o Wellington Trade Center

      27 Lowell St. #502

      Manchester, NH 03101

      Facsimile: (603) 547-9990

      With a copy to:

      Jeffrey A. Stein

      Hale and Dorr LLP

      60 State Street

      Boston, MA 02109

      Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

      Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      Entire Agreement and Amendments. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Chordiant and the Sellers dated June 12, 2000) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      Successors and Assigns. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Chordiant may assign any of its rights under this Agreement to any Subsidiary of Chordiant. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to " Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      Certain Tax Matters.

        The parties shall report the transactions contemplated herein on their respective federal income tax returns as a reorganization within the meaning of Section 368(a) of the Code. The parties hereby adopt this Agreement as a plan of reorganization.

        The obligations set forth in this Section 5.13 shall survive the Closing and shall continue in full force and effect at all times thereafter.

        In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

        Chordiant: Sellers:

        Chordiant Software, Inc.

        By: /s/ Steven R. Springsteel /s/ James St. Jean

        Title: Executive Vice President, CFO James St. Jean

        and Secretary

        /s/ Timothy Flanders

        Timothy Flanders

        /s/ Amy RohE

        Amy Rohe

        Company: /s/ Cynthia M. St. JeaN

        Cynthia M. St. Jean

        White Spider Software, Inc.

        /s/ James W. St. Jean

        James W. St. Jean

        By: /s/ James D. St. Jean
        Title: President

        /s/ Joan M. St. Jean

        Joan M. St. Jean

        /s/ R. Douglas Marshall

        R. Douglas Marshall

        /s/ Margaret R. Marshall

        Margaret R. Marshall

        /s/ Robert DesrocherS

        Robert Desrochers

        /s/ Laura DesrocherS

        Laura Desrochers

        /s/ John C. FlanderS

        John C. Flanders

        /s/ Ronald RohE

        Ronald Rohe

        /s/ Marc S. GilmaN

        Marc S. Gilman

        Exhibit A

        Sellers

Name and Address of Seller	Number of Shares of Company Common Stock	Number of Escrow Shares
James D. St. Jean P.O. Box 282 487 Scoby Road Francestown, NH 03043	3,100,000	37,978
Timothy Flanders 130 Cambridge Road Bedford, NH 03110	790,740	9,673
Amy Rohe 21 Acorn Drive Goffstown, NH 03045	396,050	None
Cynthia M. St. Jean P.O. Box 282 487 Scoby Road Francestown, NH 03043	234,000	None
James W. and Joan M. St. Jean 1 Canal Street Meredith, NH 03253	45,000	None
R. Douglas and Margaret R. Marshall 33 Surrey Mall Slingerlands, NY [12159]	50,000	None
Robert and Laura Desrochers 413 Brown Road Candia, NH 03034	12,500	None
John C. Flanders 6861 W. Pontiac Drive Glendale, AZ 85308	25,000	None
Ronald Rohe 43 Dudley Street Presque Isle, ME 04769	25,000	None
Marc S. Gilman 1015 Chestnut Street Manchester, NH 03104	50,000	None
TOTAL SHARES:	4,728,290	47,651

        Exhibit B

        Certain Definitions

        For purposes of this Agreement, including this Exhibit B, the following terms have the meanings specified or referred to in this Exhibit B:

        Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

        the sale, license, disposition or acquisition of all or a material portion of the Company' business or assets;

        the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

        any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

  Agreement. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

  Chordiant. As defined in the first paragraph of this Agreement.

  Chordiant Common Stock. "Chordiant Common Stock" shall mean the common stock, par value $.001 per share of Chordiant.

  Chordiant Designated Stock Price. "Chordiant Designated Stock Price" shall mean $12.5914.

  Chordiant Indemnitees. "Chordiant Indemnitees" shall mean the following Persons: (a) Chordiant; (b) Chordiant's current and future officers, directors, shareholders, agents and affiliates (in their respective capacities as such); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Sellers shall not be deemed to be "Chordiant Indemnitees."

  Closing. As defined in Section 2.3.

  Closing Date. "Closing Date" shall mean the date and time as of which the Closing actually takes place.

  Code. "Code" shall mean the Internal Revenue Code of 1986.

  Company. As defined in the Recitals to this Agreement.

  Company Common Stock. "Company Common Stock" shall mean the common stock, par value $.01 per share of the Company.

  Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

  Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

  Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

  Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

  Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature; provided, however, that "Damages" shall not include special, incidental, consequential or other indirect damages of any kind.

  Disclosure Schedule. "Disclosure Schedule" shall mean the schedule delivered to Chordiant on behalf of the Sellers concurrently with the execution and delivery of this Agreement.

  Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

  Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

  Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

  Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

  Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

  Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

  Person. "Person" shall mean any individual, Entity or Governmental Body.

  Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

  Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

  SEC. "SEC" shall mean the United States Securities and Exchange Commission.

  Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

  Seller Indemnitees. "Seller Indemnitees" means the Sellers and their permitted successors and assigns.

  Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

  Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

  Transactional Agreements. "Transactional Agreements" shall mean this (i) this Agreement; (ii) the Sellers' Releases; (iii)the Offer Letters; (iv) the Stock Restriction Agreements; (v) the Noncompetition Agreements; (vi) the Escrow Agreement; (vii) the Subordinated Registration Rights Agreement; and (viii) any other agreements or instruments executed by the Sellers contemporaneously with this Agreement.

  Exhibit C

  Option Holders

  Table 1 - Option Holders

Name	ISO/NSO	Number of Options	Option Price ($)
Timothy Flanders	ISO	600,000	0.01
Amy Rohe	ISO	300,000	0.01
Lance Methot	ISO	100,000	0.01
Lance Methot	NSO	150,000	0.01
Ben Beaudet	ISO	100,000	0.01
Ben Beaudet	NSO	120,000	0.01
Justin Desrochers	ISO	60,000	0.01
Justin Desrochers	NSO	75,000	0.01
Todd Cantalupo	ISO	60,000	0.01
Todd Cantalupo	NSO	75,000	0.01
Ryan Caroll	NSO	50,000	0.01
Ryan Caroll	NSO	20,000	0.01
TOTAL OPTIONS OUTSTANDING:		1,710,000

  Table 2 - Option Schedule

Name	Grant Size	Vesting Start Date	25% Vest	50% Vest	75% Vest	100% Vest	Expiration Date
Timothy Flanders	600,000	11/15/99	11/15/00	11/15/01	11/15/02	11/15/03	11/15/09
Amy Rohe	300,000	11/15/99	11/15/00	11/15/01	11/15/02	11/15/03	11/15/09
Lance Methot	100,000	11/1/99	11/1/00	11/1/01	11/1/02	11/1/03	11/1/09
Lance Methot	150,000	11/1/99	11/1/00	11/1/01	11/1/02	11/1/03	6/23/10
Ben Beaudet	100,000	11/1/99	11/1/00	11/1/01	11/1/02	11/1/03	11/1/09
Ben Beaudet	120,000	11/1/99	11/1/00	11/1/01	11/1/02	11/1/03	6/23/10
Justin Desrochers	60,000	1/1/00	1/1/01	1/1/02	1/1/03	1/1/04	1/1/10
Justin Desrochers	75,000	1/1/00	1/1/01	1/1/02	1/1/03	1/1/04	6/23/10
Todd Cantalupo	60,000	2/7/00	2/7/01	2/7/02	2/7/03	2/7/04	2/7/10
Todd Cantalupo	75,000	2/7/00	2/7/01	2/7/02	2/7/03	2/7/04	6/23/10
Ryan Caroll	70,000	5/1/00	5/1/01	5/1/02	5/1/03	5/1/04	6/23/10

  EXHIBIT D TO STOCK PURCHASE AGREEMENT

  GENERAL RELEASE

  This General Release ("General Release") is being executed and delivered as of ______________, 2000, on behalf of the parties identified on Exhibit A hereto (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, White Spider Software, Inc., a Delaware corporation (the "Company"), Chordiant Software, Inc., a Delaware corporation ("Chordiant"), and the other Releasees (as defined in Section 2).

  Recitals

  A. Contemporaneously with the execution and delivery of this General Release, the Releasors are selling their shares of the capital stock of the Company to Chordiant pursuant to a Stock Purchase Agreement dated as of _________, 2000 (the "Purchase Agreement").

  B. The Company has required, as a condition to consummating the transactions contemplated by the Purchase Agreement, that the Releasors execute and deliver this General Release.

  Agreement

  In order to induce Chordiant to consummate the transactions contemplated by the Purchase Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

      Release. Each Releasor, for himself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

      Definitions.

        The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

        The term "Releasees" shall mean and include: (i) Chordiant; (ii) the Company; (iii) each other affiliate of the Company; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iii)" of this sentence, other than the Releasors.

        The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a stockholder, director, officer or employee of the Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

        The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only (x) such Releasor's rights under the Purchase Agreement, and (y) with respect to any employee of the Company, salary for the current pay period, accrued vacation and unpaid reimbursements incurred prior to the closing of Chordiant's acquisition of the Company and consistent with past practice).

      Civil Code Section 1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

      Representations and Warranties. Each Releasor represents and warrants that:

        such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

        to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

        no Associated Party of such Releasor has or had any Claim against any of the Releasees;

        no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

        this General Release has been duly and validly executed and delivered by such Releasor;

        this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

        there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

        neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

        no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

      Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.

      Miscellaneous.

        This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

        If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

        This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release shall be brought or otherwise commenced by any Releasee in any state or federal court located in the County of Santa Clara in the State of California. Each Releasor: (i) expressly and irrevocably consents and submits to the jurisdiction of the state or federal courts located in the County of Santa Clara in the State of California in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that such Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court. Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

        This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

        If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

        This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

        Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

        Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

        As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

  In Witness Whereof, the Releasors have caused this General Release to be executed as of the date first above written.

  Sign: _____________________________

  Name: _____________________________

  Title: ____________________________

  Exhibit A

  Releasors

  1. James D. St. Jean

  2. Timothy Flanders

    Amy Rohe

    Cynthia M. St. Jean

    James W. and Joan M. St. Jean

    R. Douglas and Margaret R. Marshall

    Robert and Laura Desrochers

    John C. Flanders

    Ronald Rohe

    Marc S. Gilman

  EXHIBIT E

  STOCK restriction AGREEMENT

  This Stock Restriction Agreement (the "Agreement") is made as of the _____ day of July, 2000, by and between Chordiant Software, Inc., a Delaware corporation (the "Chordiant"), and [James D. St. Jean] ("Mr. St. Jean").

  Recitals

  A. Pursuant to a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), between Chordiant, White Spider Software, Inc. (the "Company") and the stockholders of the Company, as consideration for the sale of Mr. St. Jean's shares of capital stock of the Company, Chordiant will issue Mr. St. Jean an aggregate of [number of shares of Chordiant common stock] shares of the common stock of Chordiant (the "Shares"); and

  B. In order to induce Chordiant to enter into the Purchase Agreement, Mr. St. Jean has agreed that certain restrictions will be placed on the Shares, as set forth in this Agreement.

  Agreement

  The parties, intending to be legally bound, agree as follows:

      Repurchase Option

        In the event Mr. St. Jean's relationship with Chordiant (or a parent or subsidiary of Chordiant), whether as an employee or consultant, is terminated:

          by Chordiant for Cause (as defined in Section 1(c) below); or

          by the resignation of Mr. St. Jean for any reason (other than due to death, disability or for Good Reason (as defined in Section 1(d) below),

        (any such termination pursuant to (i) or (ii) above being referred to herein as a "Repurchase Option Trigger Event"), then Chordiant shall have an irrevocable option (the "Repurchase Option"), for a period of forty-five (45) days after said termination, or such longer period as may be agreed to by Chordiant and Mr. St. Jean in writing, to repurchase from Mr. St. Jean or Mr. St. Jean's personal representative, as the case may be, without any further consideration, up to but not exceeding the number of Shares that have not vested in accordance with the provisions of Section 1(b) below as of such termination date. If Mr. St. Jean's relationship with Chordiant is terminated by Chordiant or Mr. St. Jean for any reason other than a Repurchase Option Trigger Event, then the Repurchase Option shall be of no force and effect and the Shares shall be immediately fully vested and owned by Mr. St. Jean.

        _________ of the Shares shall initially be subject to the Repurchase Option. The Shares shall vest and be released from the Repurchase Option on a monthly basis, in equal installments over a thirty-six-month period measured from the Vesting Commencement Date (set forth on the signature page of this Agreement) with the first such installment to vest one month from the Vesting Commencement Date and the remaining installments to vest on the corresponding dates of the succeeding months until all the Shares are released from the Repurchase Option (provided in each case that Mr. St. Jean's relationship as an employee or consultant of Chordiant (or a parent or subsidiary of Chordiant) has not been terminated prior to the date of such release).

        "Cause" shall be defined to mean: (i) willful and continued failure by Mr. St. Jean to perform substantially the duties which are assigned to him and such failure is not cured, in the opinion of the Board of Directors of Chordiant (the "Board") by Mr. St. Jean within 30 days of Mr. St. Jean's receipt of written notice from the Board, (ii) material breach by Mr. St. Jean of written Company policy, (iii) inexcusable repeated or prolonged absence by Mr. St. Jean from his employment duties, (iv) the commission by Mr. St. Jean of any act of fraud, embezzlement or dishonesty against Chordiant, (v) conviction by Mr. St. Jean of any felony, (vi) intentional damage to Chordiant's property, or (vii) any intentional or grossly negligent unauthorized use or disclosure by Mr. St. Jean of confidential or proprietary information of Chordiant.

        "Good Reason" shall be defined to mean the following: (i) a significant reduction in Mr. St. Jean's material duties as an employee, or in Mr. St. Jean's compensation, (ii) a relocation of the offices at which Mr. St. Jean is based to a location which is more than a 30-mile drive from 27 Lowell Street, Manchester, New Hampshire; or (iii) a relocation of Mr. St. Jean to another office which is more than a 30-mile drive from 27 Lowell Street, Manchester, New Hampshire.

      Exercise of Repurchase Option. The Repurchase Option shall be exercised by written notice signed by an officer of Chordiant or by any assignee or assignees of Chordiant and delivered or mailed as provided in Section 11(a) below. Such notice shall identify the number of Shares to be purchased and shall notify Mr. St. Jean of the effective date for settlement of such purchase, which shall be scheduled by Chordiant within the term of the Repurchase Option set forth in Section 1 above. Upon delivery of such notice Chordiant shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and Chordiant shall have the right to transfer to its own name the Shares being repurchased by Chordiant, without further action by Mr. St. Jean.

      Adjustments To Stock. If, from time to time, during the term of the Repurchase Option:

        there is any stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by Chordiant , there is any consolidation, merger, reorganization, reincorporation or sale of all, or substantially all, of the assets of Chordiant;

      then, in such event, any and all new, substituted or additional securities or other property to which Mr. St. Jean is entitled by reason of Mr. St. Jean's ownership of Shares shall (i) be immediately added to the escrow set forth in Section 5 below and shall be subject to the Repurchase Option; and (ii) be included in the word "Shares" for all purposes of this Agreement. Upon the occurrence of any event specified in subsection (b) above, the Repurchase Option may be assigned to any successor of Chordiant, and the Repurchase Option shall continue to apply in accordance with the provisions of Section 1 above.

      Termination of Repurchase Option. This Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

      Escrow of Unvested Stock. As security for Mr. St. Jean's faithful performance of the terms of this Agreement Mr. St. Jean shall escrow the Shares subject to the repurchase Option with the Secretary of Chordiant or the Secretary's designee ("Escrow Agent") as Escrow Agent in this transaction and shall deliver to and deposit with the Escrow Agent:

        the fully executed Joint Escrow Instructions of Chordiant and Mr. St. Jean in the form of Exhibit A attached hereto and incorporated by this reference;

        three (3) Stock Assignments Separate from Certificate (in the form of Exhibit B), to be executed in blank pursuant to the Escrow Instructions, to permit a transfer if Chordiant exercises its Repurchase Option; and

        a certificate or certificates evidencing all of the Shares subject to the Repurchase Option.

      As the Repurchase Option lapses, Mr. St. Jean may request the release of Shares no longer subject to the Repurchase Option, and Chordiant will direct its transfer agent to issue new certificates to Mr. St. Jean and to Chordiant, as appropriate, and will otherwise cooperate to effect any such requested release.

      Rights of Mr. St. Jean. Subject to the provisions of Sections 5, 7 and 9 herein, Mr. St. Jean may exercise all rights and privileges of a stockholder of Chordiant with respect to the Shares deposited in escrow. Mr. St. Jean shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Shares and for the purpose of exercising any voting rights relating to such Shares, even if some or all of such Shares have not yet vested and been released from the Repurchase Option.

      Limitations on Transfer of Option Shares. In addition to any other limitation on transfer created by applicable securities laws, Mr. St. Jean shall not assign, pledge, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares while such Shares are subject to the Repurchase Option. After any Shares has been released from the Repurchase Option, Mr. St. Jean shall not assign, pledge, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares except in compliance with applicable securities laws.

      Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms, as applicable (in addition to any other legend which may be required by other agreements between the parties hereto):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN CHORDIANT AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF CHORDIANT. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF CHORDIANT."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

        Any legend required by appropriate blue-sky officials.

        Mr. St. Jean or his personal representative may request the removal of the legend described in clause (a) above with respect to any Shares at such time as such Shares are no longer subject to the Repurchase Option, and Mr. St. Jean or his personal representative may request the removal of the legend described in clause (b) above following such time as such Shares are eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933 and, in each case, Chordiant shall comply with such request as soon as practicable.

      Refusal to Transfer. Chordiant shall not be required (a) to transfer on its books any Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

      No Employment Rights. This Agreement is not an employment or other services contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of Chordiant (or a parent or subsidiary of Chordiant) to terminate Mr. St. Jean's employment or services for any reason at any time, with or without cause and with or without notice.

      Miscellaneous.

        Notices. All notices, requests and approvals required by this Agreement (i) shall be in writing, (ii) shall be addressed to the parties as indicated on the signature page hereof, unless notified in writing of a change in address and (iii) shall be deemed to have been given, made and received only (a) when delivered, if delivered by hand (with written confirmation of receipt), (b) one business day after the date of dispatch, if by facsimile transfer, or (c) one business day after deposit, if delivered by a nationally recognized courier service offering guaranteed overnight delivery.

        Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Chordiant and, subject to the restrictions on transfer herein set forth, be binding upon Mr. St. Jean, and Mr. St. Jean's successors, and assigns. The Repurchase Option of Chordiant hereunder shall be assignable by Chordiant, to one or more employees, officers, directors, or stockholders of Chordiant or other persons or organizations, at any time or from time to time, in whole or in part.

        Specific Performance; Attorneys' Fees. It is the intention of the parties that Chordiant, upon exercise of the Repurchase Option and payment of the Option Price pursuant to the terms of this Agreement, shall be entitled to receive the Shares, in specie, in order to have such Shares available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate Chordiant for the Shares and that Chordiant shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Shares. In the event of litigation arising from a dispute between the parties hereto relating to the subject matter of this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees.

        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        Governing Law. This Agreement shall be governed by California law, without reference to its principles of conflict of laws.

        Entire Agreement; Counterparts; Amendment. This is the entire agreement of the parties regarding the subject matter of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may only be modified by a written instrument signed by Mr. St. Jean and an authorized representative of Chordiant.

    In Witness Whereof, the parties hereto have executed this Stock Restriction Agreement as of the day and year first above written.

    Chordiant Software, Inc.

    By:

    Title:

    Address: 20400 Stevens Creek Boulevard
    Cupertino, CA 94014

    James D. St. Jean:

    Address: P. O. Box 282, 487 Scoby Road

    Francestown, NH 03043

    Vesting Commencement Date: _________, 2000

    Exhibit A - Stock Assignment Separate from Certificate

    Exhibit B - Joint Escrow Instructions

    Exhibit A

    JOINT ESCROW INSTRUCTIONS

    Steven R. Springsteel, Secretary

    Chordiant Software, Inc.

    20400 Stevens Creek Boulevard

    CA 94014

    Gentlemen:

    As Escrow Agent for both Chordiant Software, Inc., a Delaware corporation ("Chordiant"), and James D. St. Jean., an individual ("Mr. St. Jean"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement dated as of ________, 2000 ("Agreement") to which a copy of these Joint Escrow Instructions is attached as Exhibit A, in accordance with the following instructions:

    In the event Chordiant or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, Chordiant or its assignee will give to Mr. St. Jean and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of Chordiant. Mr. St. Jean and Chordiant hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

    At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to Chordiant against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

    Mr. St. Jean irrevocably authorizes Chordiant to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Mr. St. Jean does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Mr. St. Jean may exercise all rights and privileges of a stockholder of Chordiant while the stock is held by you.

    This escrow shall terminate upon the exercise in full or expiration or cancellation of the Repurchase Option, whichever occurs first.

    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Mr. St. Jean, you shall deliver all of the same to Mr. St. Jean and shall be discharged of all further obligations hereunder.

    Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

    In respect of your duties as Escrow Agent, you shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Mr. St. Jean while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

    You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of Chordiant or if you shall resign by written notice to each party. In the event of any such termination, Chordiant shall appoint any officer or assistant officer of Chordiant as successor Escrow Agent, and Mr. St. Jean hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):.

    Chordiant: Chordiant Software, Inc.

    20400 Stevens Creek Blvd.

    Cupertino, CA 94014

    Attention: Director of Legal Affairs
    Facsimile: (408) 517-0270

    Mr. St. Jean: James D. St. Jean

    P. O. Box 282

    487 Scoby Road

    Francestown, NH 03043

    Facsimile: (603) 547-9990

    Escrow Agent: Secretary of Chordiant

    20400 Stevens Creek Blvd.

    Cupertino, CA 94014

    Facsimile: (408) 517-0270

    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

    You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP and Hale and Dorr LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. Chordiant shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

    This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agents. It is understood and agreed that Chordiant may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

    This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

    Very truly yours,

    Chordiant Software, Inc.

    By:

    Name:

    Title:

    James D. St. Jean

    Escrow Agent:

    Steven R. Springsteel

    EXHIBIT B

    STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

    For Value Received, James D. St. Jean, hereby sells, assigns and transfers unto Chordiant Software, Inc., a Delaware corporation ("Chordiant"), pursuant to the Repurchase Option under that certain Stock Restriction Agreement, dated ________ 2000, by and between the undersigned and Chordiant (the "Agreement"), ________________ (_____) shares of Common Stock of Chordiant standing in the undersigned's name on the books of Chordiant represented by Certificate No[(s)] ____________________ and does hereby irrevocably constitute and appoint Chordiant's Secretary attorney to transfer said stock on the books of Chordiant with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock, and only to the extent that such shares remain subject to Chordiant's Repurchase Option under the Agreement.

    Dated:

    (Signature)

    (Print Name)

    [Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable Chordiant to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures.]

    EXHIBIT F TO STOCK PURCHASE AGREEMENT

    NONCOMPETITION AGREEMENT

    This Noncompetition Agreement is being executed and delivered as of _____, 2000 by James D. St. Jean (the "Founder") in favor of, and for the benefit of Chordiant Software, Inc., a Delaware corporation (the "Purchaser"); White Spider Software, Inc., a Delaware corporation (the "Acquired Company"); and the other "Indemnitees" (as hereinafter defined).

    Recitals

    A. As a founder, stockholder and employee of the Acquired Company, the Founder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Acquired Company.

    B. Pursuant to a Stock Purchase Agreement of even date herewith, among the Purchaser, the Acquired Company and the stockholders of the Acquired Company (the "Purchase Agreement"), the Purchaser will acquire the outstanding issued share capital of the Company (the "Acquisition") and the Company will become a wholly owned subsidiary of the Purchaser.

    C. In connection with the Acquisition (and as a condition to the consummation of the Acquisition), and to enable Purchaser to secure more fully the benefits of the Acquisition, the Purchaser has required that the Founder enter into this Noncompetition Agreement. The Founder is entering into this Noncompetition Agreement to induce the Purchaser to consummate the Acquisition and in exchange for the Purchaser's acquisition of all of the Founder's shares of stock in the Company. The Founder is becoming a key employee of the Purchaser and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser, the Acquired Company and the Purchaser's other subsidiaries. The Founder understands that any obligations the Founder assumes for the duration of the Noncompetition Period (as defined herein) are separate and independent from the term of the Founder's employment with the Purchaser. Thus, the Founder's obligations during the Noncompetition Period will continue regardless of whether the Founder's employment with the Purchaser or its affiliates terminates prior to the expiration of the Noncompetition Period.

    D. The Purchaser, the Acquired Company and the Purchaser's other subsidiaries have conducted and are conducting their respective businesses on a national basis.

    Agreement

    In order to induce the Purchaser to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the Founder agrees as follows:

    Noncompetition.

        The Founder agrees that for a period of three (3) years after the closing of the Acquisition (the "Noncompetition Period"), the Founder shall not, and shall not permit any of his affiliates to: engage directly or indirectly in Competition (as defined below) in any Restricted Territory (as defined below), or directly or indirectly be or become an advisor, principal, owner, consultant, independent contractor, agent, partner, licensor, sub-licensor, representative, officer, director, stockholder, employee or member of or to, or participate in the ownership, management, operation, control or financing of, any entity or business that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that nothing in this Noncompetition Agreement shall prohibit the Founder from owning as a passive investor up to one percent (1%) of the outstanding stock of any publicly traded company.

        For purposes of this Section 1: (i) a person or entity shall be deemed to be engaged in "Competition" if such person or entity is engaged directly or indirectly in (A) the design, development, manufacture, marketing or distribution (whether by sale or license or otherwise) of internet-related customer relationship management ("CRM") software, (B) the provision or performance of CRM services in the e-commerce and internet industries; or (C) the provision or performance of services (including training, technical support or maintenance services) related to any of the products referred to in "(A)"above; or (D) any business or activity that is competitive with the business or activities of the Purchaser or any of Purchaser's direct or indirect subsidiaries from time to time; (ii) "Restricted Territory" shall mean the United States.

    No Hiring or Solicitation of Employees, Customers.

        The Founder agrees that, during the Noncompetition Period, the Founder shall not, and shall not permit any of his affiliates to: (i) hire any Specified Employee (as defined below); (ii) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Founder's own behalf or on behalf of any other person) any Specified Employee to leave his or her employment with the Purchaser or any of the Purchaser's affiliates, including the Acquired Company; or (iii) personally or through others, use any trade secret of the Purchaser or any of the Purchaser's affiliates, including the Acquired Company, or use any other improper means, to interfere or attempt to interfere with the relationship or prospective relationship of the Purchaser or any of the Purchaser's affiliates, including the Acquired Company, with any person that is, was or is expected to become a customer or client of the Purchaser or any of the Purchaser's affiliates, including the Acquired Company.

        For purposes of this Section 2, "Specified Employee" shall mean any individual who (i) is or was an employee of the Acquired Company on the date hereof or during the 180-day period ending on the date hereof, and (ii) remains or becomes an employee of the Purchaser or any of the Purchaser's affiliates (including the Acquired Company) on the date hereof or at any time during the Noncompetition Period.

    Effective Date. This Noncompetition Agreement shall become effective upon the closing of the Acquisition.

    General Provisions.

        This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws)

        Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state court located in the County of Santa Clara, State of California, or in the federal courts located in the Northern District of California. Each party to this Noncompetition Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state court located in the County Santa Clara, State of California (and each appellate court located in California), and each federal court located in the Northern District of California, in connection with any such legal action or other legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Noncompetition Agreement (or at such other address of which he shall have given the other party notice) shall constitute effective service of such process, summons, notice or document for purposes of any such legal action or other legal proceeding; (iii) agrees that each state and federal court located in the Northern District of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal action or other legal proceeding commenced in any state court located in the County Santa Clara, State of California, or in any federal court located in the Northern District of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal action or other legal proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

        THE STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

        The parties to this Noncompetition Agreement agree that, in the event of any breach or threatened breach by the Founder of any covenant, obligation or other provision of paragraph 1 or 2 hereof, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach. Neither the Purchaser nor any other person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

        This Noncompetition Agreement sets forth the entire agreement and understanding between the Purchaser and the Founder relating to the subject matter of this Noncompetition Agreement and supersedes all prior verbal discussion between the parties. Any change to any terms hereof must be executed in writing and signed by the Founder and the Purchaser.

        This Noncompetition Agreement will be binding upon the Founder's heirs, executors, administrators and other legal representatives and will be for the benefit of the Purchaser and its respective successors and assigns.

    Severability. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

    Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought by a party against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    Non-Exclusivity. The rights and remedies of the Purchaser and the Acquired Company under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser and the Acquired Company under this Noncompetition Agreement, and the obligations and liabilities of the Founder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Founder's obligations, or the rights or remedies of the Purchaser or the Acquired Company, under the Purchase Agreement; and nothing in the Purchase Agreement shall limit any of the Founder's obligations, or any of the rights or remedies of the Purchaser or the Acquired Company under this Noncompetition Agreement. No breach on the part of the Purchaser or the Acquired Company or any other party of any covenant or obligation contained in the Purchase Agreement, or any other agreement shall limit or otherwise affect any right or remedy of the Purchaser or the Acquired Company under this Noncompetition Agreement.

    Waiver. No failure on the part of the Purchaser or the Acquired Company to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Purchaser or the Acquired Company in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

    In Witness Whereof, the Founder has duly executed and delivered this Noncompetition Agreement as of the date first above written.

    Chordiant Software, Inc.

    By:

    Title:

    Address: 20400 Stevens Creek Blvd.,

    Cupertino, CA 94014

    Telephone No.:(408) 517-6100

    Facsimile:(408) 517-0270

    James D. St. Jean

    Address: 487 Scoby Road

    Francestown, NH 03043

    Telephone No.:(603) 665-9019

    Facsimile:(603) 669-5149

    EXHIBIT G TO STOCK

    PURCHASE AGREEMENT

    ESCROW AGREEMENT

    This Escrow Agreement (the "Escrow Agreement") is entered into as of July __, 2000, by and among Chordiant Software, Inc., a Delaware corporation ("Chordiant"), White Spider Software, Inc., a Delaware corporation (the "Company"), James D. St. Jean (the "Sellers' Agent"), and State Street Bank and Trust Company of California, N.A. (the "Escrow Agent").

    Recitals

    A. Chordiant, the Company and the stockholders of the Company (the "Sellers") are entering into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which Chordiant is acquiring the outstanding share capital of the Company, and the Sellers are receiving shares of common stock of Chordiant.

    B. The Purchase Agreement contemplates the establishment of an escrow arrangement by certain stockholders of the Company, (identified on Exhibit A hereto, collectively the "Key Stockholders"), to secure the indemnification obligations under the Purchase Agreement.

    Agreement

    The parties, intending to be legally bound, agree as follows:

    Defined Terms. Capitalized terms used in this Escrow Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

    Escrow and Indemnification.

        Shares Placed in Escrow. At the Closing: (i) Chordiant shall issue an aggregate of 47,651 shares of Chordiant Common Stock, evidenced by one stock certificate of Chordiant issued in the name of Embassy & Co, the nominee of the Escrow Agent, evidencing the shares of Chordiant Common Stock to be held in escrow in accordance with this Escrow Agreement. The shares of Chordiant Common Stock being held in escrow pursuant to this Escrow Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Sellers under the Purchase Agreement. The Key Stockholders shall be deemed to be the beneficial owners of the Escrow Shares, in the respective amounts set forth on Exhibit A hereto. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Seller or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account") subject to the terms and conditions of this Escrow Agreement.

        Voting of Escrow Shares. The beneficial owners of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Shares. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement; except that it shall, at the written request of the Sellers' Agent given to the Escrow Agent at least three (3) business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Sellers' Agent a proxy or other instrument in the form supplied to it by the Sellers' Agent for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by it hereunder, authorizing the Sellers' Agent to exercise such voting or consent authority in respect of the Escrow Shares. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from the issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

        Dividends, Etc. Any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be held by the Escrow Agent in the Escrow Fund. . Ordinary cash dividends will be paid by Chordiant directly to the Key Stockholders and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

        Transferability. The interests of the Key Stockholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Chordiant and the Escrow Agent shall have received written notice of such transfer.

        Fractional Shares. No fractional shares of Chordiant Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow, Chordiant and the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Chordiant or the Escrow Agent reasonably determines to be appropriate in order to avoid retaining any fractional share in the Escrow and in order to avoid releasing any fractional share from the Escrow. When shares are "rounded down", no cash-in-lieu payments need to be made.

    Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

        If any Chordiant Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 4 of the Purchase Agreement, such Chordiant Indemnitee may, on or prior to the Termination Date, deliver a claim notice (a "Claim Notice") to the Sellers' Agent and to the Escrow Agent. Each Claim Notice shall state that such Chordiant Indemnitee believes that there is or has been a breach of a representation, warranty, covenant or other provision contained in the Purchase Agreement or that such Chordiant Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under the Purchase Agreement and contain a brief description of the circumstances supporting such Chordiant Indemnitee's belief that there is or has been such a breach or that such Chordiant Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Chordiant Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

        Within 20 business days after delivery of a Claim Notice, the Sellers' Agent may deliver to the Chordiant Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Sellers' Agent: (i) agrees that Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Chordiant Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Chordiant Indemnitee; or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Chordiant Indemnitee. Any part of the Claimed Amount that is not to be released to the Chordiant Indemnitee shall be the "Contested Amount." If a Response Notice is not delivered by the Sellers' Agent to the Chordiant Indemnitee and the Escrow Agent within such 20 business-day period, the Sellers' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Chordiant Indemnitee from the Escrow Account.

        If the Sellers' Agent in the Response Notice agrees that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Chordiant Indemnitee, or if a Response Notice is not delivered in accordance with Section 3(b), the Escrow Agent shall, within five (5) business days following receipt of the Response Notice (or, if a Response Notice is not duly delivered, within five (5) business days following the expiration of the 20 business-day period referred to in Section 3(b)), deliver, or cause to be delivered, to such Chordiant Indemnitee such Escrow Shares.

        If the Sellers' Agent in the Response Notice agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Chordiant Indemnitee, the Escrow Agent shall within five (5) business days following receipt of the Response Notice deliver, or cause to be delivered, to such Chordiant Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

        If any Response Notice indicates that there is a Contested Amount, the Sellers' Agent and the Chordiant Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Chordiant Indemnitee and the Sellers' Agent shall resolve such dispute, a settlement agreement shall be signed by the Chordiant Indemnitee and the Sellers' Agent and sent to the Escrow Agent, who shall upon receipt thereof, release Escrow Shares from the Escrow Account in accordance with such agreement.

        If the Sellers' Agent and the Chordiant Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the County of Santa Clara in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Chordiant, one selected by the Sellers' Agent and the third selected by the first two arbitrators. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The arbitrators' decision shall relate solely to whether the Chordiant Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Chordiant Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Sellers' Agent, the Chordiant Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Sellers' Agent, the Sellers, the Chordiant Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party (as determined by the arbitrator) in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses).

        The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within five (5) business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Chordiant Indemnitee and the Sellers' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account with respect to such Contested Amount; or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account with respect to such Contested Amount.

    Release of Escrow Fund.

        Within five business days after the Termination Date, the Escrow Agent shall deliver to the Sellers' Agent for distribution to the Sellers all of the Escrow Shares then held in escrow; provided, however, that notwithstanding the foregoing, if, prior to the Termination Date, any Chordiant Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. To the extent that upon such release any of the Escrow Shares being distributed remain subject to the terms of Stock Restriction Agreements to which any of the Sellers are a party ("SRAs"), then the Escrow Agent shall be directed by Chordiant to distribute such Escrow Shares to the company secretary of Chordiant (or any successor escrow agent under such SRAs) to be held under the terms of such SRAs.

        The Escrow Agent is not the stock transfer agent for the Chordiant Common Stock. Accordingly, if a distribution of a number of shares of Chordiant Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the stock certificate representing the amount of Escrow Shares then held in the Escrow Account and requesting that such stock transfer agent deliver to the Escrow Agent a certificate representing the Escrow Shares that are not to be distributed at such time from the Escrow Account. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Chordiant Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Chordiant Common Stock shall be made to Chordiant or the Sellers' Agent, as appropriate, at the addresses described in Section 10(a). Whenever a distribution is to be made to the Sellers, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses set forth in Exhibit A.

    Valuation of Escrow Shares, Etc.

        Stipulated Value. For purposes of this Escrow Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to the average closing price of Chordiant Common Stock as reported by Nasdaq for the 21 trading days preceding the date of the Claim Notice. For all purposes hereunder, the Escrow Agent shall rely on the determination by Chordiant and the Sellers' Agent, as set forth in writing and signed by each of such parties, of the Stipulated Value as may be necessary hereunder from time to time.

        Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Escrow Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Chordiant after the date hereof, provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Chordiant Common Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split or other similar occurrence, Chordiant shall deliver to the Sellers' Agent and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Chordiant Common Stock or other property pursuant to Section  2(c), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

    Fees and Expenses. The fees of the Escrow Agent, including (i) the normal costs of administering the Escrow as set forth on the Fee Schedule attached hereto as Exhibit B and (ii) all fees and costs (including attorneys' fees and costs) associated with the Escrow Agent's administration of Indemnification Claims and the performance of its duties hereunder, shall be paid by Chordiant. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

    Limitation of Escrow Agent's Liability.

        The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement only, each of which are ministerial in nature, and shall have no duty under, or obligation to determine compliance with, any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be deemed to be a fiduciary and shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any items that may be due to it hereunder. In all questions arising under this Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages regardless of whether it shall be informed of the likelihood of such damages.

        Chordiant and the Sellers, jointly and severally, hereby agree to indemnify the Escrow Agent, it's officers, directors and employees for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. Chordiant and the Sellers hereby agree among themselves that, as between them, any such indemnification shall be shared equally between Chordiant on the one hand and the Sellers jointly and severally on the other hand, unless the indemnification arises in connection with a lawsuit between Chordiant and the Sellers, in which case such indemnification shall be borne entirely by the non-prevailing party in such lawsuit. This right of indemnification shall survive the termination of this Escrow Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Chordiant.

        The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given jointly by Chordiant and the Sellers' Agent.

    In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

    Termination. This Escrow Agreement shall terminate upon the later of the first anniversary hereof or the release by the Escrow Agent of the entire Escrow Fund in accordance with this Escrow Agreement.

    Successor Escrow Agent; Automatic Succession.

    (a) In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Escrow Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Escrow Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Chordiant may appoint a successor Escrow Agent only with the consent of the Sellers' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Chordiant as to the transfer of the Escrow Fund to a successor escrow agent. If the parties fail to agree on a successor Escrow Agent within such 30 calendar day period, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein.

    (b) Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor of Escrow Agent without the execution or filing of any paper of any further act on the part of any of the parties hereof, anything herein to the contrary notwithstanding.

    Miscellaneous.

        Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to the Sellers' Agent:

        James D. St. Jean

        P. O. Box 282

        487 Scoby Road

        Francestown, NH 03043

        Telephone: (603) 665-9019

        Facsimile: (603) 547-9990

        with a copy to:

        Hale and Dorr LLP

        60 State Street

        Boston, Massachusetts 02109

        Attention: Jeffrey A. Stein

        Telephone: (617) 526-6000

        Facsimile: (617) 526-5000

        if to Chordiant:

        Chordiant Software, Inc.

        20400 Stevens Creek Boulevard, #400

        Cupertino, California 95014

        Attention: General Counsel

        Telephone No.: (408) 517- 6100

        Facsimile: (408) 517- 0270

        with a copy to:

        Cooley Godward llp

        3000 El Camino Real

        Five Palo Alto Square

        Palo Alto, CA 94306-2155

        Attention: Eric Jensen

        Telephone: (650) 843-5049

        Facsimile: (650) 849-7400

        if to the Escrow Agent:

        State Street Bank and Trust Company

        of California, N.A.

        Attention: Joni D'Amico, Vice President

        633 West 5th Street, 12th Floor

        Los Angeles, CA 90071

        Telephone: (213) 362-7334

        Facsimile: (213) 362-7357

        Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        Governing Law; Venue. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California without giving effect to principles of conflicts of laws. Any legal action or other legal proceeding relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Escrow Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the County of Santa Clara, California) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court. Nothing contained in this Section 10(c) shall be deemed to limit or otherwise affect the right of any party hereto to commence any legal proceeding or otherwise proceed against any other party hereto in any other forum or jurisdiction.

        Successors and Assigns. This Escrow Agreement shall be binding upon: the Sellers and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Chordiant and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: the Sellers; Chordiant; the other Chordiant Indemnitees; and the respective successors and assigns (if any) of the foregoing. Chordiant may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. None of the Sellers or the Sellers' Agent shall be permitted to assign any of his rights or delegate any of his obligations under this Escrow Agreement without Chordiant's prior written consent.

        Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Chordiant, the Sellers' Agent and the Escrow Agent.

        Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        Entire Agreement. This Escrow Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        Construction. For purposes of this Escrow Agreement, whenever the context requires: the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement. As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Escrow Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Escrow Agreement and Exhibits to this Escrow Agreement.

        Sellers' Agent. The Sellers' Agent represents and warrants that it is the duly appointed agent and representative of the Sellers and has the requisite authority pursuant to the Purchase Agreement to perform each of its duties hereunder, and the Escrow Agent and Chordiant are entitled to rely on the performance by the Sellers' Agent of its duties hereunder as being within the scope of such authority.

  [Remainder of Page Intentionally Left Blank]

  In Witness Whereof, the parties have duly executed this Escrow Agreement as of the day and year first above written.

  Chordiant Software, Inc.

  By:

  Title:

  White Spider Software, Inc.

  By:

  Title:

  Sellers' Agent

  James D. St. Jean

  Escrow Agent

  State Street Bank and Trust Company of California, N.A.

  By:

  Title:

  EXHIBIT A

  List Of Sellers

  Name of Seller No. of Escrow Shares

  James D. St. Jean 37,978

  P.O. Box 282

  487 Scoby Road

  Francestown, NH 03043

  Timothy Flanders 9,673

  130 Cambridge road

  Bedford, NH 03110

  ______

  Total: 47,651

  ______

  EXHIBIT B

  STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

  Schedule of Fees for Escrow Services Chordiant Software, Inc./White Spider Software, Inc.

  Acceptance Fee: $750.00

  This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent; review and comment on the form of agreement; and establishment of account(s) in accordance with governing document.

  Legal Counsel: at cost

  State Street will engage the firm of Bingham Dana LLP, Rob Borden, Esq. to review and comment on the form of agreement.

  Escrow Agent Fee: $3,500.00

  Payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

  Additional Fees, if applicable:

  Pro-Rata Percentage: Should the Escrow Agreement require pro-rata distribution of principal cash or investment income to the beneficiaries, State Street will assess an additional $100, for each beneficiary pro-rata distribution, which may be offset at State Street's discretion against each distribution.

  Directed Sale: State Street will charge $500.00, plus broker commission, for each Directed Sale. The fee will be paid from the proceeds of such sale.

  Claims (if applicable):

  Uncontested $500.00

  Contested Billed at Cost

  Wire Transfer Fee (This fee will be deducted from wire amount, if applicable)

  International $40.00

  Domestic $20.00

  Investment Fee: $65.00

  Per security purchased (i.e. Treasuries, Agencies, etc.)

  Investment In State Street Investment Vehicles: 40 Basis Points (.0040)

  (Calculated on the Average Daily Net Assets)

  Investment Vehicles:

  SSgA Prime Money Market Fund

  SSgA US Treasury Money Market Fund

  SSgA Tax Free Money Market Fund

  Out-of-pocket Expense: At Cost

  The transaction underlying this proposal, and all related documentation, is subject to review and acceptance by State Street in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, State Street reserves the right to modify this proposal. In the event that the subject transaction fails to close for reasons beyond the control of State Street, the party requesting these services agrees to pay State Street's acceptance fees, legal fees and out-of-pocket expenses. This proposal is a confidential document and should not be duplicated and/or distributed.

  Dated: July 7, 2000 Page One of One

  EXHIBIT H

  CHORDIANT SOFTWARE, INC.

  SUBORDINATED

  REGISTRATION RIGHTS AGREEMENT

  This Subordinated Registration Rights Agreement (this "Agreement") is entered into as of __________, 2000 by and among Chordiant Software, Inc., a Delaware corporation ("Chordiant") and the Sellers of the capital stock of White Spider Software, Inc., a Delaware corporation (the "Company"), identified on the signature page hereto (the "Sellers").

  Recitals

  A. Chordiant, the Company and the Sellers have entered into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which Chordiant will acquire all of the issued share capital of the Company and the Sellers will receive shares of common stock of Chordiant. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

  B. Chordiant and certain stockholders of Chordiant ("Rights Holders") entered into that certain Amended and Restated Registration Rights Agreement dated as of September 28, 1999 (the "Original Registration Rights Agreement") pursuant to which Chordiant granted registration rights to the Rights Holders as provided therein.

  C. In connection with the transactions contemplated by the Purchase Agreement, Chordiant has agreed to provide the Sellers with certain subordinated piggyback registration rights as more fully described herein.

  Agreement

  The parties, intending to be legally bound, agree as follows:

  SECTION 1. Subordinated Registration Rights

  1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of common stock of Chordiant, par value $.001 per share ("Chordiant Common Stock") issued to the Sellers pursuant to the Purchase Agreement and any shares of Chordiant Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however:

                  Registrable Shares held by a Seller (or permitted transferees, successors or assigns of such Seller) shall cease to be Registrable Shares when: (i) a registration statement covering such Registrable Shares shall have become effective under the Securities Act of 1933, as amended (the "1933 Act") and such Registrable Shares held by such Seller shall have been disposed of in accordance with such registration statement, or (ii) all of the Registrable Shares then held by a Seller (or permitted transferees, successors or assigns of such Seller) may be transferred pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") during the then current ninety (90) day period; and

                  Registrable Shares shall not include any shares of Chordiant Common Stock held in any "Escrow Account" pursuant to the Escrow Agreement dated of even date herewith among Chordiant, James St. Jean, as Sellers' Agent, and State Street Bank and Trust Company of California, NA, as Escrow Agent, until such shares shall have been released from such Escrow Account in accordance with the Escrow Agreement.

  1.2 Subordinated Piggyback Registration Rights. Whenever Chordiant proposes to register any of its securities under the 1933 Act (including for this purpose a registration effected by Chordiant for stockholders other than the Sellers) in connection with the public offering of such securities (other than a registration (i) on Form S-8, Form S-4 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the 1933 Act), Chordiant shall, each such time, promptly give each Seller written notice of such registration together with a list of the jurisdictions in which Chordiant intends to attempt to qualify such securities under applicable state securities laws.

        Upon the written request of each Seller given within twenty (20) business days after delivery of such written notice by Chordiant referred to in (a) above, Chordiant shall, subject to the provisions of paragraph (c) and Section 3 below, use its best efforts to cause all of the Registrable Shares that each such Seller has requested to be registered, to be registered under the 1933 Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Seller or Sellers.

        Chordiant shall promptly advise all holders of Registrable Shares requesting registration hereunder of any limitations imposed pursuant to Section 4.2, and shall notify each Seller of the number of Registrable Shares that may be included in such registration.

        Subject to Section 4.2, Chordiant may include any other shares of Chordiant Common Stock in a registration made pursuant to this Section 1 (including issued and outstanding shares of Chordiant Common Stock as to which the holders thereof have contracted with Chordiant for "piggyback" registration rights).

        SECTION 2. Chordiant's Obligations

        2.1 Registration Statement. In connection with the registration statement referred to in Section 1.2, Chordiant shall:

        Prepare and file with the SEC a registration statement with respect to the Registrable Shares and thereafter use its reasonable efforts to cause such registration statement to become effective for up to one hundred twenty (120) days (or, if longer, during such period of time as Chordiant shall keep a registration statement effective with respect to any shares of its common stock).

        Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 2.1(a) and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Chordiant Common Stock covered by such registration statement.

        Furnish to the Sellers such numbers of copies of the registration statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, and such other documents as the Sellers may reasonably request, in order to facilitate the public sale or other disposition by the Sellers of the Registrable Shares.

        Promptly notify each Seller, at any time when a prospectus relating thereto covered by a registration statement is required to be delivered under the 1933 Act, upon Chordiant becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter, use reasonable efforts to prepare and file with the SEC as soon as possible and furnish to each Seller a copy of each supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

        2.2 Rule 144. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of Chordiant to the public without registration, Chordiant agrees to:

        use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the closing date of the first registration statement filed by Chordiant;

        use its best efforts to file with the SEC in a timely manner all reports and other documents required of Chordiant under the 1933 Act and the Securities Exchanges Act of 1934 (the "1934 Act"); and

        furnish to any Seller, so long as the Seller owns any Registrable Shares, forthwith upon request: (i) a written statement by Chordiant that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act; (ii) a copy of the most recent annual or quarterly report of Chordiant and such other reports and documents so filed by; and (iii) such other information as may be reasonably requested in order to permit any Seller to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

        2.3 Blue Sky Filings. Chordiant shall use its reasonable efforts to register and qualify the securities covered by a registration statement made pursuant to Section 1.2, under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Sellers, provided that Chordiant shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        SECTION 3. The Sellers' Obligations

        3.1 Documents and Information. In connection with a registration statement made pursuant to Section 1.2, the Sellers shall each:

        Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by Chordiant or any underwriter(s) and which are customary in connection with the registration and offering, provided that any such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Sellers materially greater than the obligations of the Sellers set forth in Section 5.3. Each Seller shall promptly provide to Chordiant such information concerning such Seller, its ownership of Chordiant's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Chordiant.

        Upon receipt of any notice from Chordiant of the happening of any event of the kind described in Section 2.1(d), immediately discontinue disposition of the Registrable Shares pursuant to the registration statement covering such shares until the Sellers' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(d), and, if so directed by Chordiant, deliver to Chordiant all copies of the prospectus covering such Registrable Shares in such Seller's possession at the time of receipt of such notice.

        Not offer, nor permit any person or entity acting on any Seller's behalf (other than an underwriter selected by Chordiant or approved by Chordiant) to offer, any Registrable Shares by means of any preliminary prospectus.

  3.2 Rule 144. The Sellers desiring to sell Registrable Shares in accordance with Rule 144 shall provide such Rule 144 representation letters in usual and customary form and other usual customary documents as may reasonably be requested by Chordiant.

  SECTION 4. Limitations

  4.1 Other Transactions. Chordiant shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Sellers' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Chordiant, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, in which event Chordiant's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Sellers' rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than 60 days; provided, however, that Chordiant shall not utilize the right described in this Section 4.1 more than twice in any 12-month period.

  4.2 Underwriting; Market Limitation. If the managing underwriter advises Chordiant in writing that market factors require a limitation of the number of shares to be underwritten (including shares held by Rights Holders), then Chordiant shall so advise all holders of Registrable Shares and the number of shares of Registrable Shares that may be included in the registration and underwriting (after including all shares requested by Rights Holders to be so registered) shall be allocated among all Sellers (except those Sellers who have indicated to Chordiant their decision not to distribute any of their Registrable Shares through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Seller at the time of filing the registration statement. No Registrable Shares excluded from the underwriting by reason of the underwriter's market limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Chordiant or the underwriters may round the number of shares allocated to any Seller to the nearest one-hundred (100) shares. If any Seller wishing to sell Registrable Shares disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Chordiant and the managing underwriter.

  4.3 Original Registration Rights Agreement. Notwithstanding any other provision of this Agreement, if the inclusion of any Registrable Shares pursuant to a request made under paragraph 1.2(b) above would adversely affect the rights of any Rights Holder under the Original Registration Rights Agreement or result in a violation or breach of the Original Registration Rights Agreement by Chordiant, Chordiant shall limit the number of Registrable Shares to be included in the registration accordingly (pro rata among the Sellers requesting registration hereunder) so as to comply, at all times, with the provisions of the Original Registration Rights Agreement

  4.4. Delay of Registration. No Seller shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

  SECTION 5. Expenses and Indemnification

  5.1 Certain Fees and Commissions. Chordiant shall pay its own legal and accounting fees and all printing fees in connection with a registration statement filed pursuant to Section 1. Chordiant shall reimburse the Sellers up to a total of $10,000 for reasonable legal fees and costs incurred by the Sellers in connection with the preparation and filing of such registration statement. The Sellers shall pay any additional fees and costs of their own counsel and all underwriting discounts, commissions and (except to the extent customarily borne by the underwriters and brokers) expenses of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares.

      Other Expenses. Chordiant shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

      Indemnification. In the event any Registrable Shares are included in a registration statement under Section 1:

        Indemnification by Chordiant. To the extent permitted by law, Chordiant will indemnify and hold harmless each Seller, such Seller's heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Seller (if selected by Chordiant or approved by Chordiant), and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (not prohibited by Section 3.1(c)) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Chordiant will reimburse each such Seller, such Seller's heirs, successors and assigns, underwriter (if selected by Chordiant or approved by Chordiant) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Seller.

        Indemnification by Sellers. To the extent permitted by law, each Seller will severally (but not jointly and pro rata with the other Sellers) indemnify and hold harmless Chordiant, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) with respect to the Registrable Shares, and each person, if any, who controls Chordiant or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Seller expressly for use in such registration by such Seller. Each Seller will reimburse Chordiant and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Chordiant or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Seller.

        Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an " indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party within a reasonable time after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. If the indemnification provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Seller hereunder exceed the proceeds from the offering received by such Seller.

        SECTION 6. Other Provisions

        6.1 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered in the manner and to the address or facsimile telephone number set forth in Section 5.3 of the Purchase Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

        6.2 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        6.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        6.4 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        6.5 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. A Seller may assign such Seller's rights under this Agreement: (i) if the transferee or assignee of such securities was a Seller hereunder prior to such transfer, (ii) if such Seller transfers all, but not less than all, of its Registrable Shares to such transferee, (iii) upon the death of a Seller, to the person(s) who receive such Seller's Chordiant Common Stock under the laws of descent and distribution, (iv) to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which such Seller transfers Registrable Shares; or (v) prior to, but not after, the filing of a registration statement, any Seller that is a limited liability company or a partnership may assign such Seller's rights under this Agreement to its members or partners. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Sellers, Chordiant, and the respective successors and assigns, if any, of the foregoing.

        6.6 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.7 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        6.8 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        6.9 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

        6.10 Construction.

        For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

        The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        As used in this Agreement, the words "include" and "including and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words without limitation."

  6.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to effect the intents and purposes of this Agreement.

  6.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Chordiant and James D. St. Jean (as Sellers' Agent (as defined in the Purchase Agreement), acting on behalf of and for all of the Sellers).

  [Remainder of Page Intentionally Left Blank]

  In Witness whereof, the parties hereto have executed this Subordinated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

  Chordiant: Chordiant Software, Inc.

  By:

  Name/Title:

  Sellers :

  James D. St. Jean

  ____________________________________

  Timothy Flanders

  Amy Rohe

  Cynthia M. St. Jean

  James W. St. Jean

  Joan M. St. Jean

  ____________________________________

  R. Douglas Marshall

  ____________________________________

  Margaret R. Marshall

  ____________________________________

  Robert Desrochers

  ____________________________________

  Laura Desrochers

  ____________________________________

  John C. Flanders

  ____________________________________

  Ronald Rohe

  ____________________________________

  Marc S. Gilman

  Schedule A

  SELLERS

  James D. St. Jean

  487 Scoby Road

  Francestown, NH 03043

  Timothy Flanders

  130 Cambridge Road

  Bedford, NH 03110

  Amy Rohe

  21 Acorn Drive

  Goffstown, NH 03045

  Cynthia M. St. Jean

  487 Scoby Road

  Francestown, NH 03043

  James W. and Joan M. St. Jean

  1 Canal Street

  Meredith, NH 03253

  R. Douglas and Margaret R. Marshall

  33 Surrey Mall

  Slingerlands, NY 12159

  Robert and Laura Desrochers

  413 Brown Road

  Candia, NH 03034

  John C. Flanders

  6861 W. Pontiac Drive

  Glendale, AZ 85308

  Ronald Rohe

  43 Dudley Street

  Presque Isle, ME 04769

  Marc S. Gilman

  1015 Chestnut Street

  Manchester, NH 03104

  EXHIBIT I (Part I) TO STOCK PURCHASE AGREEMENT

  STOCKHOLDER REPRESENTATION LETTER

  (For Accredited Investors)

  This Stockholder Representation Letter ("Letter") is being executed and delivered as of July __, 2000 by the undersigned stockholder of White Spider Software, Inc., a Delaware corporation (the "Company"), to and in favor of, and for the benefit of, Chordiant Software, Inc., a Delaware corporation ("Chordiant").

  RECITALS

  A. The undersigned stockholder of the Company ("Stockholder") owns the number of shares of the common stock, par value $.01 per share of the Company set forth below Stockholder's signature at the end of this Letter (the "Shares.") The undersigned has the right to purchase that number of shares (if any) of common stock of the Company upon the exercise of stock options set forth below Stockholder's signature at the end of this Letter (the "Options").

      Chordiant is proposing to acquire the entire outstanding share capital of the Company (the "Acquisition"), pursuant to a Stock Purchase Agreement (referred to in this Letter as the "Agreement") and upon the closing of the Acquisition, the Company's stockholders will receive shares of common stock of Chordiant ("Chordiant Common Stock") in exchange for their Shares, and the Company will become a wholly owned subsidiary of Chordiant. As a condition to the closing of the Acquisition, Chordiant will require delivery of this Letter to Chordiant by Stockholder.

      Capitalized terms used in this Letter have the meaning ascribed to them in the Agreement.

  CERTIFICATION

      Representations and Warranties of Stockholder. Stockholder represents, warrants and certifies to Chordiant as follows:

        Stockholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, community property interests, charges, encumbrances or restrictions of any nature. The Shares are the only shares of the capital stock and the Options are the only other securities of the Company held by Stockholder. Stockholder has the ability to vote all of the Shares at any meeting of the stockholders of the Company, or by written consent in lieu of any such meeting. Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares. Except as set forth below Stockholder's signature on the last page of this Letter, Stockholder does not hold or have the right to receive any options, warrants or other rights to acquire shares of capital stock of the Company. Stockholder will, upon request, execute and deliver any additional documents deemed by Chordiant to be reasonably necessary or desirable to complete the exchange of all Stockholder's Shares as provided for in the Purchase Agreement.

        Stockholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under this Letter.

        The execution, delivery and performance of this Letter have been duly authorized by all necessary action on the part of the Stockholder.

        This Letter has been duly and validly executed by Stockholder, and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        Neither the execution, delivery or performance of this Letter, nor the consummation of the Acquisition, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which Stockholder is a party or by which Stockholder or any of the Shares is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which Stockholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any person or entity is required to be obtained or given by Stockholder in connection with the execution, delivery or performance of this Letter.

        There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Stockholder, threatened against Stockholder that challenges or would challenge the execution and delivery of this Letter, or the taking of any of the actions required to be taken by Stockholder under this letter.

        Stockholder is aware (i) that the Chordiant Common Stock to be issued to Stockholder in the Acquisition will not be registered and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act, and (ii) that neither the Acquisition nor the issuance of such Chordiant Common Stock has been approved or reviewed by the Securities and Exchange Commission (the "SEC") or by any other governmental agency.

        Stockholder is aware that, because the Chordiant Common Stock to be issued in the Acquisition will not be registered under the Act, such Chordiant Common Stock cannot be resold unless such Chordiant Common Stock is registered under the Act or unless an exemption from registration is available. Stockholder is also aware that: (i) except as provided in the Subordinated Registration Rights Agreement, Purchaser is under no obligation to file a registration statement with respect to the Chordiant Common Stock to be issued to Stockholder in the Acquisition; and (ii) the provisions of Rule 144 under the Act will permit resale of the Chordiant Common Stock to be issued to Stockholder in the Acquisition only under limited circumstances, and such Chordiant Common Stock must be held by Stockholder for at least one year before it can be sold pursuant to Rule 144.

        The Chordiant Common Stock to be issued to Stockholder in the Acquisition will be acquired by Stockholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

        Stockholder has received, reviewed and considered all the information Stockholder considers necessary to enable Stockholder to make an informed decision to invest in Chordiant Common Stock, including the Chordiant SEC Documents (as such term is defined in the Purchase Agreement).

        Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Chordiant concerning the terms and conditions of the Acquisition and the contemplated issuance of Chordiant Common Stock in the Acquisition, and the business, properties, prospects and financial condition of the Company and Chordiant; and (ii) to obtain any additional information (to the extent the Company or Chordiant possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the documents, provided or made available to Stockholder.

        Stockholder (either by himself or in conjunction with his representative) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in Stockholder's contemplated investment in the Chordiant Common Stock to be issued in connection with the Acquisition. Stockholder understands and has fully considered the risks of acquiring and owning Chordiant Common Stock and further understands that: (i) an investment in Chordiant Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment; and (ii) there are substantial restrictions on the transferability of the Chordiant Common Stock to be issued in connection with the Acquisition, and, accordingly, it may not be possible for Stockholder to liquidate his investment in such Chordiant Common Stock (in whole or in part) in the case of emergency. Stockholder is able: (1) to hold the Chordiant Common Stock that he is to receive in connection with the Acquisition for a substantial period of time; and (2) to afford a complete loss of his investment in such Chordiant Common Stock.

        Stockholder is an "accredited investor" (as such term is defined Rule 501 under the Act).

        Stockholder understands that stop transfer instructions will be given to Chordiant's transfer agent with respect to the Chordiant Common Stock to be issued to Stockholder in the Acquisition, and that there will be placed on the certificate or certificates representing such Chordiant Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

        The representations and warranties contained in this Letter are accurate in all respects as of the date of this Letter, will be accurate in all respects at all times through the consummation of the Acquisition and will be accurate in all respects as of the date of the consummation of the Acquisition as if made on that date.

      Reliance. Stockholder acknowledges that Chordiant will rely on his representations, warranties and certifications set forth in Section 1 above for purposes of determining his suitability as an investor in Chordiant Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

      Prohibitions Against Transfer. Stockholder shall not effect any sale, transfer or other disposition of any of the Chordiant Common Stock that he is to receive in the Acquisition unless:

        such sale, transfer or other disposition has been registered under the Act;

        such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Chordiant) stating that such requirements have been met;

        counsel reasonably satisfactory to Chordiant shall have advised Chordiant in a written opinion letter (satisfactory in form and content to Chordiant), upon which Chordiant may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

        an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Chordiant.

      Injunctive Relief. Stockholder agrees that in the event of Stockholder's breach of any provision of this Letter, Chordiant may be without an adequate remedy at law. Stockholder agrees that in the event of Stockholder's breach of any provision of this Letter, Chordiant may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Letter. By seeking or obtaining any such relief, Chordiant will not be precluded from seeking or obtaining any other relief to which it may be entitled.

      Representative. Stockholder hereby agrees and approves of the appointment of James D. St. Jean as the Sellers' Agent (as that term is defined in the Purchase Agreement), to negotiate and resolve any and all disputes in connection the Purchase Agreement and amounts of consideration withheld by Chordiant in satisfaction of any indemnification claims under the Purchase Agreement and to sign the Escrow Agreement on behalf of Stockholder.

  Stockholder has executed and delivered this Letter as of the date first written above.

  (Signature)

  Name/Title __________________________

  PLEASE PRINT OR TYPE THE FOLLOWING INFORMATION:

Name:	__________________________	Number of Shares:	________________
Address:	__________________________ __________________________
Social Security Number:	__________________________	Number of stock options:	________________

  EXHIBIT I (Part II) TO STOCK PURCHASE AGREEMENT

  STOCKHOLDER REPRESENTATION LETTER

  (For Non-Accredited Investors)

  This Stockholder Representation Letter ("Letter") is being executed and delivered as of July __, 2000 by the undersigned stockholder of White Spider Software, Inc., a Delaware corporation (the "Company"), to and in favor of, and for the benefit of, Chordiant Software, Inc., a Delaware corporation ("Chordiant").

  RECITALS

      The undersigned stockholder of the Company ("Stockholder") owns the number of shares of the common stock, par value $.01 per share of the Company set forth below Stockholder's signature at the end of this Letter (the "Shares.") The undersigned has the right to purchase that number of shares (if any) of common stock of the Company upon the exercise of stock options set forth below Stockholder's signature at the end of this Letter (the "Options").

      Chordiant is proposing to acquire the entire outstanding share capital of the Company (the "Acquisition"), pursuant to a Stock Purchase Agreement (referred to in this Letter as the "Agreement") and upon the closing of the Acquisition, the Company's stockholders will receive shares of common stock of Chordiant ("Chordiant Common Stock") in exchange for their Shares, and the Company will become a wholly owned subsidiary of Chordiant. As a condition to the closing of the Acquisition, Chordiant will require delivery of this Letter to Chordiant by Stockholder.

      Capitalized terms used in this Letter have the meaning ascribed to them in the Agreement.

  CERTIFICATION

      Representations and Warranties of Stockholder. Stockholder represents, warrants and certifies to Chordiant as follows:

        Stockholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, community property interests, charges, encumbrances or restrictions of any nature. The Shares are the only shares of the capital stock and the Options are the only other securities of the Company held by Stockholder. Stockholder has the ability to vote all of the Shares at any meeting of the stockholders of the Company, or by written consent in lieu of any such meeting. Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares. Except as set forth below Stockholder's signature on the last page of this Letter, Stockholder does not hold or have the right to receive any options, warrants or other rights to acquire shares of capital stock of the Company. Stockholder will, upon request, execute and deliver any additional documents deemed by Chordiant to be reasonably necessary or desirable to complete the exchange of all Stockholder's Shares as provided for in the Purchase Agreement.

        Stockholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under this Letter.

        The execution, delivery and performance of this Letter have been duly authorized by all necessary action on the part of the Stockholder.

        This Letter has been duly and validly executed by Stockholder, and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        Neither the execution, delivery or performance of this Letter, nor the consummation of the Acquisition, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which Stockholder is a party or by which Stockholder or any of the Shares is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which Stockholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any person or entity is required to be obtained or given by Stockholder in connection with the execution, delivery or performance of this Letter.

        There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Stockholder, threatened against Stockholder that challenges or would challenge the execution and delivery of this Letter, or the taking of any of the actions required to be taken by Stockholder under this letter.

        Stockholder is aware (i) that the Chordiant Common Stock to be issued to Stockholder in the Acquisition will not be registered and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act, and (ii) that neither the Acquisition nor the issuance of such Chordiant Common Stock has been approved or reviewed by the Securities and Exchange Commission (the "SEC") or by any other governmental agency.

        Stockholder is aware that, because the Chordiant Common Stock to be issued in the Acquisition will not be registered under the Act, such Chordiant Common Stock cannot be resold unless such Chordiant Common Stock is registered under the Act or unless an exemption from registration is available. Stockholder is also aware that: (i) except as provided in the Subordinated Registration Rights Agreement, Purchaser is under no obligation to file a registration statement with respect to the Chordiant Common Stock to be issued to Stockholder in the Acquisition; and (ii) the provisions of Rule 144 under the Act will permit resale of the Chordiant Common Stock to be issued to Stockholder in the Acquisition only under limited circumstances, and such Chordiant Common Stock must be held by Stockholder for at least one year before it can be sold pursuant to Rule 144.

        The Chordiant Common Stock to be issued to Stockholder in the Acquisition will be acquired by Stockholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

        Stockholder has received, reviewed and considered all the information Stockholder considers necessary to enable Stockholder to make an informed decision to invest in Chordiant Common Stock, including the Chordiant SEC Documents (as such term is defined in the Purchase Agreement).

        Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Chordiant concerning the terms and conditions of the Acquisition and the contemplated issuance of Chordiant Common Stock in the Acquisition, and the business, properties, prospects and financial condition of the Company and Chordiant; and (ii) to obtain any additional information (to the extent the Company or Chordiant possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the documents, provided or made available to Stockholder.

        Stockholder (either by himself or in conjunction with his representative) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in Stockholder's contemplated investment in the Chordiant Common Stock to be issued in connection with the Acquisition. Stockholder acknowledges the appointment of James D. St. Jean (the "Sellers Agent") to act as his purchaser representative in connection with his evaluation of the merits and risks of the Acquisition and Stockholder's investment in Chordiant Common Stock, and has met with the Sellers Agent for the purpose of discussing the merits and risks of the Acquisition and Stockholder's investment in Chordiant Common Stock. Stockholder understands and has fully considered the risks of acquiring and owning Chordiant Common Stock and further understands that: (i) an investment in Chordiant Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment; and (ii) there are substantial restrictions on the transferability of the Chordiant Common Stock to be issued in connection with the Acquisition, and, accordingly, it may not be possible for Stockholder to liquidate his investment in such Chordiant Common Stock (in whole or in part) in the case of emergency. Stockholder is able: (1) to hold the Chordiant Common Stock that he is to receive in connection with the Acquisition for a substantial period of time; and (2) to afford a complete loss of his investment in such Chordiant Common Stock.

        Stockholder understands that stop transfer instructions will be given to Chordiant's transfer agent with respect to the Chordiant Common Stock to be issued to Stockholder in the Acquisition, and that there will be placed on the certificate or certificates representing such Chordiant Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

        The representations and warranties contained in this Letter are accurate in all respects as of the date of this Letter, will be accurate in all respects at all times through the consummation of the Acquisition and will be accurate in all respects as of the date of the consummation of the Acquisition as if made on that date.

      Reliance. Stockholder acknowledges that Chordiant will rely on his representations, warranties and certifications set forth in Section 1 above for purposes of determining his suitability as an investor in Chordiant Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

      Prohibitions Against Transfer. Stockholder shall not effect any sale, transfer or other disposition of any of the Chordiant Common Stock that he is to receive in the Acquisition unless:

        such sale, transfer or other disposition has been registered under the Act;

        such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Chordiant) stating that such requirements have been met;

        counsel reasonably satisfactory to Chordiant shall have advised Chordiant in a written opinion letter (satisfactory in form and content to Chordiant), upon which Chordiant may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

        an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Chordiant.

      Injunctive Relief. Stockholder agrees that in the event of Stockholder's breach of any provision of this Letter, Chordiant may be without an adequate remedy at law. Stockholder agrees that in the event of Stockholder's breach of any provision of this Letter, Chordiant may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Letter. By seeking or obtaining any such relief, Chordiant will not be precluded from seeking or obtaining any other relief to which it may be entitled.

      Representative. Stockholder hereby agrees and approves of the appointment of James D. St. Jean as the Sellers' Agent (as that term is defined in the Purchase Agreement), to negotiate and resolve any and all disputes in connection the Purchase Agreement and amounts of consideration withheld by Chordiant in satisfaction of any indemnification claims under the Purchase Agreement and to sign the Escrow Agreement on behalf of Stockholder.

  Stockholder has executed and delivered this Letter as of the date first written above.

  (Signature)

  Name/Title __________________________

  PLEASE PRINT OR TYPE THE FOLLOWING INFORMATION:

Name:	__________________________	Number of Shares:	________________
Address:	__________________________ __________________________
Social Security Number:	__________________________	Number of stock options:	________________

  Exhibit Index

  Exhibits

  Exhibit A Sellers

  Exhibit B Certain Definitions

  Exhibit C Option Holders

  Exhibit D Form of Seller's Release

  Exhibit E Form of Stock Restriction Agreement

  Exhibit F Form of Noncompetition Agreement

  Exhibit G Form of Escrow Agreement

  Exhibit H Form of Subordinated Registration Rights

  Agreement

  Exhibit I Form of Stockholder Representation Letter

  (Part I - Accredited Investor)

  (Part II - Non-Accredited Investor)

  1. Sale And Transfer Of Shares; Closing 1

  1.1 Shares 1

  1.2 Consideration 1

  1.3 Conversion of Shares 1

  1.4 Employee Stock Options 1

  1.5 Sellers' Agent 2

  1.6 Closing 3

  1.7 Further Provisions Relating to Chordiant Common Stock 4

  1.8 Rule 144 Reporting. 5

  1.9 Tax Consequences 5

  2. Representations and Warranties of the Sellers and the Company 6

  2.1 Due Organization; Subsidiaries; Etc. 6

  2.2 Certificate of Incorporation and Bylaws; Records. 6

  2.3 Capitalization, Etc. 7

  2.4 Financial Statements. 8

  2.5 Absence of Changes. 8

  2.6 Title to Assets. 10

  2.7 Bank Accounts; Receivables. 10

  2.8 Equipment; Leasehold. 10

  2.9 Proprietary Assets. 11

  2.10 Contracts. 12

  2.11 Liabilities. 14

  2.12 Compliance with Legal Requirements. 14

  2.13 Governmental Authorizations. 14

  2.14 Tax Matters. 15

  2.15 Employee and Labor Matters; Benefit Plans. 15

  2.16 Environmental Matters. 16

  2.17 Insurance. 17

  2.18 Related Party Transactions. 17

  2.19 Legal Proceedings; Orders. 17

  2.20 Authority; Binding Nature of Agreement. 18

  2.21 Non-Contravention; Consents. 18

  2.22 Full Disclosure. 19

  2.23 No Brokers. 19

  2.24 Stockholder Representation Letters 19

  3. Representations And Warranties Of Buyer 19

  3.1 Organization and Good Standing 19

  3.2 Authority; No Conflict 19

  3.3 SEC Filings; Financial Statements. 20

  3.4 Chordiant Common Stock 20

  3.5 Brokers or Finders 20

  3.6 Representations and Warranties Relating to Qualification of Transaction as a Tax-Free Reorganization 21

  4. Indemnification; Etc. 21

  4.1 Survival of Representations, Etc. 21

  4.2 Indemnification by the Sellers. 22

  4.3 Indemnification by Chordiant 22

  4.4 Threshold. 22

  4.5 Satisfaction of Indemnification Claim. 23

  4.6 No Contribution. 23

  4.7 Defense of Third Party Claims. 23

  5. General Provisions 24

  5.1 Expenses 24

  5.2 Public Announcements 24

  5.3 Notices 24

  5.4 Governing Law 25

  5.5 Further Assurances 25

  5.6 Waiver 25

  5.7 Entire Agreement and Amendments 26

  5.8 Successors and Assigns 26

  5.9 Severability 26

  5.10 Section Headings, Construction 26

  5.11 Time of Essence 26

  5.12 Counterparts 26

  5.13 Certain Tax Matters 26

  STOCK PURCHASE AGREEMENT

  between

  CHORDIANT SOFTWARE, INC.

  and

  WHITE SPIDER SOFTWARE, INC.

  and

  ALL OF THE SHAREHOLDERS OF

  WHITE SPIDER SOFTWARE, INC.

  Dated July 19, 2000